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                                                                  Exhibit 2.1(a)

                          PLAN AND AGREEMENT OF MERGER

         Plan and Agreement of Merger (the "Agreement"), dated as of this 28th day of August, 1997, between IHP Holdings Partnership, L.P., a Pennsylvania limited partnership (the "Surviving Partnership"), and Interstate Hotels Partners, L.P., a Pennsylvania limited partnership (the "Merger Partnership"). The Surviving Partnership and the Merger Partnership are sometimes hereinafter referred to individually as a "Constituent Entity" and collectively as the "Constituent Entities."

                                   RECITALS:

         WHEREAS, the Constituent Entities desire to merge into a single entity as hereinafter specified;

         WHEREAS, the General Partner of the Merging Partnership has determined that it is advisable and in the best interests of the Merging Partnership to merge with and into the Surviving Partnership upon the terms and subject to the conditions herein provided;

         WHEREAS, the General Partner of the Merging Partnership has, by resolutions duly adopted, approved this Agreement and directed that it be executed by the undersigned officer;

         WHEREAS, the General Partner of the Surviving Partnership has determined that it is advisable and in the best interests of the Surviving Partnership to merge with the Merging Partnership upon the terms and subject to the conditions herein provided;

         WHEREAS, the General Partner of the Surviving Partnership has, by resolutions duly adopted, approved this Agreement and directed that it be executed by the undersigned officer;

         WHEREAS, for federal income tax purposes, the merger will be treated as if the Merging Partnership transfers its assets to the Surviving Partnership in return for partnership interests in the Surviving Partnership and the Merging Partnership thereupon distributes such partnership interests in the Surviving Partnership to its partners in accordance with Rev. Rul. 68-289,


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1968-1 C.B. 314 and the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the partners of the Surviving Partnership have entered into an Agreement of Limited Partnership dated as of July 9, 1997, as amended and restated as of August 28, 1997, and have granted to the General Partner the power to effect a merger of the Surviving Partnership.

         NOW, THEREFORE, in consideration of the mutual covenants, agreement and provisions set forth herein, each of the Constituent Entities hereby agrees as follows:

         Section 1. The name of the Surviving Entity is IHP Holdings Partnership, L.P. and following the merger its name shall remain IHP Holdings Partnership, L.P.

         Section 2. The name and place of organization of each Constituent Entity are as follows:

         Name                                        State of Organization
         ----                                        ---------------------

         IHP Holdings
         Partnership, L.P.                           Pennsylvania

         Interstate Hotels
         Partners, L.P.                              Pennsylvania

         Section 3. The Surviving Partnership hereby merges the Merging Partnership, and the Merging Partnership hereby is merged, into the Surviving Partnership.

         Section 4. The Agreement of Limited Partnership of the Surviving Partnership shall be amended and restated as a result of the merger in the form attached hereto as Exhibit A.

         Section 5. The manner of converting the outstanding limited partnership interests of the Merging Partnership into interests of the Surviving Partnership shall be as follows: each Class A limited partnership interests of the Merging Partnership shall be converted into, and become exchanged for, a unit of limited partnership interest in the Surviving Partnership representing a .4233% interest in the Surviving Partnership (and in the aggregate representing a 16.5093% limited partnership interest in the Surviving Partnership). The Class B limited


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partnership interests of the Merging Partnership will be exchanged for a limited partnership interest in an entity which will have a 56.6792% limited partnership interest in the Surviving Partnership and the General Partner's interest in the Merging Partnership will be exchanged for a .8689% limited partnership interest in the Limited Partnership.

         Section 6. The terms and conditions of the merger are as follows:

                           (a) The members of the Surviving Partnership on the
                  effective date of this merger shall continue to be the members of the Surviving Partnership.

                           (b) The Agreement of Limited Partnership of the
                  Surviving Partnership shall continue to be the agreement of limited partnership of the Surviving Partnership until the same shall be altered, amended or replaced as therein provided.

                           (c) Upon the merger becoming effective, the separate
                  existence of the Merging Partnership shall cease and all the property, rights, privileges, franchise, patents, trademarks, licenses, registrations and other assets of very kind and description of the Merging Partnership shall be transferred to, vested in and devolve upon the Surviving Partnership without further act or deed, and all property, rights and every other interest of the Surviving Partnership and the Merging Partnership shall be as effectively the property of the Surviving Partnership as they were of the Surviving Partnership and the Merging Partnership, respectively.

                           (d) The Merging Partnership hereby agrees, from time
                  to time, as and when requested by the Surviving Partnership or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Partnership may deem necessary or desirable in order to vest in and confirm to the Surviving Partnership title acquired and/or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the


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                  intent and purposes hereof and the proper members of the
                  Surviving Partnership are fully authorized in the name of the Merging Partnership or otherwise to take any and all such action.

                           (e) All rights of creditors and all liens upon the
                  property of any of the Constituent Entities shall be preserved, unimpaired, and all debts, liabilities, other obligations of any kind and duties of the Merging Partnership shall thenceforth attach to the Surviving Partnership and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Partnership.

                           (f) This Agreement shall have been approved by (i)
                  the Majority Vote (as defined below) of the limited partners of the Surviving Partnership, (ii) the Majority Vote of the Class A limited partners of the Merging Partnership, (iii) the Majority Vote of the Class B limited partners of the Merging Partnership and (iv) the Majority Vote of the limited partners of the Merging Partnership as a whole. For purposes hereof, "Majority Vote" shall mean the consent of the limited partners of the relevant class or as a whole who collectively hold the right to vote more than 50% of the total interests of all limited partners of such class or as a whole, as the case may be.

                           (g) All required third-party approvals or consents to the Merger shall have been obtained.

                           (h) The Surviving Partnership shall have completed
                  to its satisfaction a due diligence review of the Merging Partnership's assets (including but not limited to a review of environmental, zoning, structural and title issues relating to such assets.)


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective general partners thereunto duly authorized as of the date first written above.

                             IHP HOLDINGS PARTNERSHIP, L.P.

                             By:     IHP Investment Company, L.L.C., its
                                     general partner

                                     By: IHC Realty Corporation, its
                                         managing member

                                     By: /s/ TIMOTHY Q. HUDAK
                                         ----------------------------
                                        Name:   Timothy Q. Hudak
                                        Title:  Vice President and
                                                Assistant Secretary

                             INTERSTATE HOTELS PARTNERS, L.P.

                             By:     SB/Interstate General Partnership,
                                     its general partner

                                     By: Interstate Inn, Inc., general
                                         partner

                                     By: /s/ W. THOMAS PARRINGTON, JR.
                                         ------------------------------
                                        Name:  W. Thomas Parrington, Jr.
                                        Title: Vice President